UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”).

Item 8.01 Other Events.

On September 25, 2019, Tyme announced the start of its pivotal study to evaluate the clinical benefits of its lead cancer metabolism-based therapy (CMBT™) candidate, oral SM-88 (racemetyrosine), for third-line treatment of patients with metastatic pancreatic cancer.

Tyme has designed the pivotal stage of its TYME-88-Panc study as a multi-center randomized (1:1), controlled pivotal trial that will evaluate the efficacy and safety of SM-88 used with MPS (methoxsalen, phenytoin, sirolimus) in patients with metastatic adenocarcinoma of the pancreas whose disease has progressed or recurred and have received two lines of prior systemic therapy. Approximately 250 patients will be randomized to receive either SM-88 at a dose of 920 mg with MPS daily or one of three pre-defined single agent therapies. Patients will be treated until there is unacceptable toxicity or disease progression. The primary endpoint is overall survival, with key secondary endpoints including progression free survival, clinical benefit response rate (defined as patients achieving stable disease or better), circulating tumor cells and quality of life.

Patients and physicians can access www.tymetrials.com for more information about ongoing SM-88 clinical trials. SM-88 is not approved for the treatment of patients with any disease condition.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this report contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this report include, without limitation, statements regarding our drug candidate SM-88 and its clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words (including their use in the negative) or by discussions of future matters such as the cost of development and potential commercialization of our lead drug candidate and of other new products, expected releases of interim or final data from our clinical trials, possible collaborations, the timing, scope and objectives of our ongoing and planned clinical trials and other statements that are not historical. The forward-looking statements contained in this report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Tyme’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, that the information is of a preliminary nature and may be subject to change; uncertainties inherent in the cost and outcomes of research and development, including the cost and availability of acceptable-quality clinical supply and the ability to achieve clinical study start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final Phase II data may differ from prior study data or preliminary Phase II data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; competitive developments; and the factors described in the section captioned “Risk Factors” of Tyme’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 12, 2019, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission (available at www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: September 25, 2019	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer